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                        J.P. MORGAN MUTUAL FUND GROUP
                 AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

     AMENDMENT, made this 23rd day of December 2004, to the Investment Advisory Agreement dated as of May 6, 1996, between Mutual Fund Group (the "Trust," renamed "J.P. Morgan Mutual Fund Group") and The Chase Manhattan Bank, N.A., as assigned to J.P. Morgan Fleming Asset Management (USA) Inc. in an Assignment and Assumption Agreement entered into as of February 28, 2001, and as further assigned to J.P. Morgan Investment Management Inc. in an Assignment and Assumption Agreement entered into as of June 25, 2002.

     WHEREAS, on August 19, 2004, the Board of Trustees approved the reorganization of certain series of the Trust (each, a "Fund") with and into series of other registered investment companies, subject in each case to the approval of each reorganization transaction by the shareholders of the acquired Fund at a shareholder meeting to be held January 20, 2005 (each a "Merger"); and

     WHEREAS, on August 19, 2004, the Board of Trustees approved the reorganization of each Fund with and into corresponding series of the J.P. Morgan Mutual Fund Series, a Massachusetts business trust, subject in each case to the approval of each reorganization on a Fund-by-Fund basis by the shareholders of the affected Fund at a shareholder meeting to be held January 20, 2005 (each a "Shell Reorganization"); and

     WHEREAS, the Merger and Shell Reorganization transactions described above, if approved by shareholders, are expected to close on or about February 18, 2005, or such later date as the parties to each such transaction shall agree (each a "Closing Date"); and

     WHEREAS, the parties agree that this Agreement shall not be effective, or shall cease to be effective, with respect to each Fund whose shareholders approve a Merger effective as of the close of business on the Closing Date with respect to each respective Fund; and

     WHEREAS, the parties agree that this Agreement shall not be effective, or shall cease to be effective, with respect to each Fund whose shareholders approve a Shell Reorganization effective as of the close of business on the Closing Date with respect to each respective Fund; and

     WHEREAS, on August 19, 2004, the Board of Trustees of the Trust approved new names for certain of the Funds to be effective February 19, 2005; and

     WHEREAS, on August 19, 2004, the Board of Trustees of the Trust approved a new advisory fee for certain of the Funds effective February 19, 2005;

     NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

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     1. Schedule A to the Agreement is hereby amended as attached hereto.

     2. The Trustees of the Trust have authorized the execution of this Agreement in their capacity as Trustees and not individually, and the Advisor agrees that neither the Trustees nor any officer or employee of the Trust nor any Fund's investors nor any representative or agent of the Trust or of the Fund(s) shall be personally liable upon, or shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust or the Fund(s), that such Trustees, officers, employees, investors, representatives and agents shall not be personally liable hereunder, and that it shall look solely to the trust property for the satisfaction of any claim hereunder.

     3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     4. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first written above.

                                       J.P. MORGAN MUTUAL FUND GROUP


                                       By: ------------------------------------

                                       Title ----------------------------------


                                       J.P. MORGAN INVESTMENT MANAGEMENT INC.

                                       By: ------------------------------------

                                       Title ----------------------------------

                                   SCHEDULE A
                            TO THE ADVISORY AGREEMENT

NAME OF THE FUND

EQUITY FUNDS

                                                                                   ADVISORY FEE AS A PERCENTAGE OF
                                                                                       AVERAGE DAILY NET ASSETS
                                                                                   --------------------------------
                                                                                   PRE-FEBRUARY      POST-FEBRUARY
NAME AS OF AUGUST 19, 2004           NEW NAME AS OF FEBRUARY 19, 2005                 18, 2005          18, 2005
--------------------------           --------------------------------              ------------      -------------
JPMorgan Capital Growth Fund*        JPMorgan Capital Growth Fund                       0.40              0.40
JPMorgan Dynamic Small Cap Fund*     JPMorgan Dynamic Small Cap Fund                    0.65              0.65
JPMorgan Fleming Asia Equity Fund*   JPMorgan Asia Equity Fund                          1.00              1.00
JPMorgan Fleming International       JPMorgan International Growth Fund                 1.00              0.80
Growth Fund*
JPMorgan Fleming International       JPMorgan International Small Cap                   1.00              1.00
Small Cap Equity Fund*               Equity Fund
JPMorgan Fleming Intrepid            JPMorgan Intrepid European Fund                    0.65              0.65
European Fund*
JPMorgan Fleming Japan Fund*         JPMorgan Japan Fund                                1.00              1.00
JPMorgan Growth and Income Fund      JPMorgan Growth & Income Fund                      0.00              0.00
JPMorgan Select Growth and Income    JPMorgan Select Growth & Income Fund               0.00              0.00
Fund*
JPMorgan Small Cap Equity Fund       JPMorgan Small Cap Equity Fund                     0.65              0.65


FIXED INCOME FUNDS

                                                                                   ADVISORY FEE AS A PERCENTAGE OF
                                                                                       AVERAGE DAILY NET ASSETS
                                                                                   --------------------------------
                                                                                   PRE-FEBRUARY      POST-FEBRUARY
NAME AS OF AUGUST 19, 2004           NEW NAME AS OF FEBRUARY 19, 2005                 18, 2005          18, 2005
--------------------------           --------------------------------              ------------      -------------
JPMorgan Short Term Bond Fund II*    JPMorgan Short Term Bond Fund II                   0.25              0.25
JPMorgan Strategic Income Fund*(1)   JPMorgan Strategic Income Fund                     0.50              0.45
JPMorgan U.S. Treasury Income        JPMorgan U.S. Treasury Income Fund                 0.30              0.30
Fund*(2)



------------------------------

* Shareholders of the Fund will be asked to approve the reorganization of the Fund with and into a corresponding series of the J.P. Morgan Mutual Fund Series at a shareholder meeting to be held on January 20, 2005. If shareholders approve the reorganization, the Fund will no longer be part of this Agreement effective upon closing of the reorganization, which is expected to occur on or about February 18, 2005.

(1) Shareholders of the JPMorgan Strategic Income Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Global Strategic Income Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the JPMorgan Strategic Income Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

(2) Shareholders of the JPMorgan U.S. Treasury Income Fund will be asked to approve the reorganization of that Fund with and into the One Group Government Bond Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the JPMorgan U.S. Treasury Income Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

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